UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2020

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, Unum Therapeutics Inc. (the “Company”) terminated the employment of Matthew Osborne, the Company’s Chief Financial Officer, effective as of May 29, 2020. Mr. Osborne’s separation from the Company constitutes a termination “without cause” as defined in that certain Employment Agreement, dated as of June 17, 2019, between the Company and Mr. Osborne filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 12, 2019. Mr. Osborne’s termination did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters. Mr. Osborne’s termination is in connection with the Company’s decision to enter into a strategic process with Ladenburg Thalmann & Co. and the Company’s continuing efforts to conserve resources.

On May 14, 2020, the Board of Directors of the Company appointed John Green as the “principal financial officer” of the Company, effective as of the date of Mr. Osborne’s termination of employment. Mr. Green currently serves as the “principal accounting officer” and Vice President of Finance and Controller of the Company and will continue in those roles while serving as the “principal financial officer” of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President